UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 26, 2015

CORMEDIX INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-34673	20-5894890
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1430 US Highway 206, Suite 200, Bedminster, NJ		07921
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (908) 517-9500

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective October 26, 2015, our Board of Directors appointed James Altland as our Interim Chief Financial Officer. Mr. Altland is a consultant for Cormedix.

 Prior to his appointment at Cormedix, Mr. Altland served from February 2007 to May 2014 as Senior Vice President of Finance and Corporate Development of Onconova Therapeutics, Inc., a pharmaceutical company headquartered in Newtown, Pennsylvania. Before joining Onconova, Mr. Altland was a Partner with Tatum, a leading professional and interim services firm headquartered in New York, New York.  Mr. Altland received his B.S. in Accounting in 1971 from the University of Akron.

There are no family relationships between Mr. Altland and any other director or executive officer of ours or any person nominated or chosen by us to become a director or executive officer of ours. There are no transactions with us in which Mr. Altland has an interest requiring disclosure under Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 30, 2015	CORMEDIX INC.

	By:	/s/ Randy Milby
Name: Randy Milby
Title: Chief Executive Officer